      As filed with the Securities and Exchange Commission on October 8, 2004
                                                    Registration No. 333-
==============================================================================
                                 UNITED STATES
==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                AEHR TEST SYSTEMS
             (Exact name of Registrant as specified in its charter)

          California                                          94-2424084
-------------------------------                         ----------------------
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                         Identification Number)

                               400 Kato Terrace
                          Fremont, California 94539

  (Address, including zip code, of Registrant's principal executive offices)

                            1996 STOCK OPTION PLAN
                       1997 EMPLOYEE STOCK PURCHASE PLAN

                           (Full title of the plan)

                               Aehr Test Systems
                               400 Kato Terrace
                          Fremont, California 94539
                                (510) 623-9400
           (Name, address, and telephone number, including area code, of agent for service)

                                 Copies to:

                              Mark Reinstra, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                           Palo Alto, CA 94304-1050
                                (650) 493-9300

==============================================================================
                        CALCULATION OF REGISTRATION FEE
==============================================================================

Title of                                      Proposed Maximum       Proposed Maximum             Amount of
Securities to                Amount to be       Offering Price      Aggregate Offering          Registration
be Registered                 Registered         Per Share                Price                     Fee
---------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par
value to be issued under       700,000 (1)          $2.72             $1,904,000 (3)               $241.24
the 1996 Stock Option Plan

Common Stock, $.01 par
value to be issued under       100,000 (2)          $2.31             $  231,200 (3)               $ 29.29
the 1997 Employee Stock
Purchase Plan

Total Registration Fee                                                                             $270.53


(1) The 700,000 shares reflect an increase to the already existing 1996 Stock Option Plan. Such additional 700,000 shares are covered by this Registration Statement.

(2) The 100,000 shares reflect an increase to the already existing 1997 Employee Stock Purchase Plan. Such additional 100,000 shares are covered by this Registration Statement.

(3) The Proposed Maximum Offering Price has been calculated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the Registration Fee. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on October 4, 2004 because the price at which the options to be granted in the future is not currently determinable.


                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      INFORMATION INCORPORATED BY REFERENCE:
             --------------------------------------

        Statement under General Instruction E - Registration of Additional
       -------------------------------------------------------------------
Securities.
-----------

       Pursuant to General Instruction E of Form S-8, there are hereby incorporated by reference into this Registration Statement, the Registration Statement on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission ("SEC"), SEC File No. 333-52592, filed in connection with an increase in the shares of the Registrant's Common Stock to the Registrant's existing 1996 Stock Option Plan and 1997 Employee Stock Purchase Plan, and the Registration Statement on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission ("SEC"), SEC File No. 333-40577, filed in connection with the shares under the 1986 Incentive Stock Plan, the 1996 Stock Option Plan, and the 1997 Employee Stock Purchase Plan. This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the 1996 Stock Option Plan and 1997 Employee Stock Purchase Plan, and the following subsequent periodic reports and information contained therein are hereby incorporated by reference into this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended May 31, 2004, as filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on August 30, 2004.


     (b) Proxy Statement filed September 27, 2004 in connection with the Annual Meeting of Shareholders to be held October 19, 2004.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 8.       Exhibits
              --------

   Exhibit
   Number                        Document
   -------                       --------

     5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legally of securities being registered.

    23.1       Consent of PricewaterhouseCoopers LLP, Independent Accountants

    23.2       Consent of Wilson Sonsini Goodrich & Rosati, Professional
                 Corporation (contained in Exhibit 5.1 hereto)

    24.1       Power of Attorney (see page II-3).

                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on October 8, 2004.

                                               Aehr Test Systems

                                               By: /S/ RHEA J. POSEDEL
                                                   -------------------------
                                                   Rhea J. Posedel, Chief
                                                   Executive Officer and
                                                   Chairman of the Board of
                                                   Directors

                              POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rhea J. Posedel and Gary L. Larson, jointly and severally, as his or her attorney-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that the said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


        SIGNATURE                        TITLE                     DATE
------------------------- ---------------------------------- ---------------

/S/ RHEA J. POSEDEL       Chief Executive Officer and        October 8, 2004
------------------------- Chairman of the Board (Principal
     Rhea J. Posedel      Executive Officer)

/S/ GARY L. LARSON        Vice President of Finance and      October 8, 2004
------------------------- Chief Financial Officer (Principal
     Rhea J. Posedel      Financial and Accounting Officer)

/S/ WILLIAM W.R. ELDER    Director                           October 8, 2004
-------------------------
     William W.R. Elder

/S/ MARIO M. ROSATI       Director                           October 8, 2004
-------------------------
     Mario M. Rosati

/S/ MUKESH PATEL          Director                           October 8, 2004
-------------------------
     Mukesh Patel

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                            ----------------------

                                   EXHIBITS

                            ----------------------

                      Registration Statement on Form S-8

                               Aehr Test Systems

                               INDEX TO EXHIBITS


   Exhibit
   Number                        Document
   -------                       --------

     5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legally of securities being registered.

    23.1       Consent of PricewaterhouseCoopers LLP, Independent Accountants

    23.2       Consent of Wilson Sonsini Goodrich & Rosati, Professional
                 Corporation (contained in Exhibit 5.1 hereto)

    24.1       Power of Attorney (see page II-3)